Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY.

Sponsored Research Agreement Amendment No. 02

This Amendment No. 02 between The Board of Trustees of the University of Illinois (“University”), and NANO Nuclear Energy Inc. (“Sponsor”) modifies certain terms and conditions of the Sponsored Research Agreement entered into on January 1, 2022 and identified as Award No. 108179, as previously amended in Amendment No. 1, effective January 1, 2022 (“Agreement”).

WHEREAS, pursuant to the Sale Order entered on October 30, 2024 by the United States Bankruptcy Court for the District of Delaware, NANO Nuclear Energy Inc. became a successor to substantially the entire assets of Ultra Safe Nuclear Corporation.

WHEREAS, the Parties now desire to amend the Agreement to substitute NANO Nuclear Energy Inc. as an assignee of Ultra Safe Nuclear Corporation’s rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the above premises and of the mutual promises and other good and valuable consideration set forth in the Agreement, the Agreement is amended as follows:

1.	In the Preamble to the Agreement, reference to Ultra Safe Nuclear Corporation is hereby delated and replaced with NANO Nuclear Energy Inc.

2.	Exhibit A – Statement of Work is hereby deleted in its entirety and replaced with the revised Exhibit A attached hereto.

3.	Exhibit B – Budget is hereby deleted in its entirety and replaced with the revised Exhibit B attached hereto.

4.	Section 1.3 is hereby deleted in its entirety and replaced with the following:

1.3. PRINCIPAL INVESTIGATOR. The Principal Investigator who will direct the Research for the UNIVERSITY is Dr. Caleb Brooks (csbrooks@illinois.edu). The Principal Investigator who will direct the Research for SPONSOR is Florent Heidet (florent@nanonuclear.com). If either Principal Investigator becomes unable to perform this Agreement for any reason, UNIVERSITY may appoint a successor Principal Investigator with SPONSOR’s written approval. Either Party may choose to terminate this Agreement in accordance with Section 3.4 if the Parties cannot agree on an acceptable successor for the UNIVERSITY within a reasonable time.

5.	Section 2.3 is hereby deleted in its entirety and replaced with the following:

2.3. BILLING. UNIVERSITY will send all invoices to COMPANY at the following address:

Name: James Walker and Jaisun Garcha

Phone Number:

E-mail Addresses:

Address: 10 Times Square 30th Floor, New York, NY 10018

6.	Section 3.1 is hereby deleted in its entirety and replaced with the following:

3.1. TERM. This Agreement is effective on January 1, 2022 (“Effective Date”) and will terminate on February 28, 2027 unless sooner terminated in accordance with this Section 3 (“Term”). The Parties may agree to extend the Term by written amendment for a period of time sufficient to enable the University to complete any activities in the Statement of Work that Sponsor believes in good faith have not been completed or will not be completed before the end of the term.

7.	Section 4.1 is hereby deleted in its entirety and replaced with the following:

4.1. CONFIDENTIALITY OBLIGATION. The Parties have previously entered into a Mutual Confidentiality Agreement (“NDA”) dated September 22, 2023, as amended on February 5, 2025, which is hereby attached as Exhibit C. The terms of the NDA shall apply to the exchange of confidential information, if any, made by the Parties under this Agreement. In the event the NDA terminates or expires prior to the termination or expiration of this Agreement, the Parties agree that the term of the NDA shall be extended until the termination or expiration of this Agreement, and all terms of the expired NDA shall survive with regard to this Agreement.

8.	Section 6.4.1 is hereby deleted in its entirety and replaced with the following:

6.4.1. NON-EXCLUSIVE COMMERCIAL USE LICENSE. A non-exclusive, non- transferable, royalty-free license to practice each UNIVERSITY invention for commercial purposes within the field of nuclear energy.

9.	Section 6.7 is hereby added as follows:

6.7. UNIVERSITY INVENTIONS ARE LICENSED “AS IS.” UNIVERSITY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING UNIVERSITY INVENTIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NON- INFRINGEMENT. THE FOREGOING DISCLAIMER OF EXPRESS AND IMPLIED WARRANTIES APPLIES TO ANY PRODUCTS OR SERVICES DERIVED FROM UNIVERSITY INVENTIONS BY OR ON BEHALF OF SPONSOR AND SPONSOR ASSUMES THE ENTIRE RISK AND RESPONSIBILITY FOR ALL SUCH PRODUCTS AND SERVICES.

10.	Section 6.8 is hereby added as follows:

In no event shall UNIVERSITY, its trustees, directors, officers, faculty, staff, students, employees and affiliates (collectively, the “Agents”), be responsible or liable for any indirect, special, punitive, incidental or consequential damages, or lost profits to SPONSOR or any other individual or entity arising out of or relating to SPONSOR’s exercise of rights granted in Section 6.4, including without limitation, any commercial use of UNIVERSITY Inventions, regardless of legal theory. The above limitations on liability apply even though UNIVERSITY, or any of its Agents, may have been advised of the possibility of such damage.

11.	Section 6.9 is hereby added as follows:

SPONSOR shall indemnify and hold harmless the UNIVERSITY, and its Agents, from any and all claims, losses, damages, and/or demands made against them, as well as costs and expenses (including attorney’s fees) arising out of or relating to SPONSOR’s use of UNIVERSITY Inventions or the production, use or sale of products or services resulting from such use, whether or not such claims are groundless or without merit or basis.

12.	Section 6.10 is hereby added as follows:

SPONSOR shall obtain and carry commercial insurance in full force and effect with the coverages and limits as are reasonably adequate to ensure that SPONSOR can meet its obligations to UNIVERSITY pursuant to Section 6.9 herein, the nature and extent of which insurance shall be commensurate with usual and customary industry practices for similarly situated companies. Such insurance will be written by a reputable insurance company. Notwithstanding, the requirements of this Section 6.10 may be met if SPONSOR has a program of funded self-insurance in lieu of or supplementing commercial insurance and UNIVERSITY deems such program to be adequate. UNIVERSITY may elect to review financial information in its evaluation of the adequacy of self-insurance funding.

13.	Exhibit C – Non-Disclosure Agreement is hereby deleted in its entirety and replaced with the revised Exhibit C attached hereto.

14.	SPONSOR’s notice information provided in Section 10.16 is hereby deleted in its entirety and replaced with the following:

Name: James Walker

Phone Number:

E-mail Address:

Address: 10 Times Square 30th Floor, New York, NY 10018

All other terms and conditions of the Agreement remain in effect. In the event of any conflict between this Amendment No. 2 and the Agreement, the terms of this Amendment No. 2 shall control.

This Amendment No. 2 is effective as of January 10, 2025 (“Amendment No. 2 Effective Date”). Sponsor is not responsible and does not assume liability for any breaches of the Agreement by its predecessor, Ultra Safe Nuclear Corporation, prior to the Amendment No. 2 Effective Date. Each Party represents that the individuals signing this Amendment on its behalf are authorized, and intend, to bind the Party in contract.

[Signatures on following page]

THE BOARD OF TRUSTREES OF THE UNIVERSITY OF ILLINOIS		NANO NUCLEAR ENERGY INC.

/s/ Paul N. Ellinger		/s/ James Walker
Paul N. Ellinger, Comptroller		Signature

Date	03/29/2025	James Walker, Chief Executive Officer

/s/ Julie Robinson
Julie Robinson, Comptroller Delegate and Senior Associate Director		Date	27th March 2025

EXHIBIT A

STATEMENT OF WORK

Licensing of Micro Modular Nuclear Reactor for Siting at UIUC

In support of The Research and in collaboration with the SPONSOR, UNIVERSITY agrees to perform the following activities that are needed to support the development and submittal of a License Application to the U.S. Nuclear Regulatory Commission (USNRC) for construction of a Kronos MMR advanced research reactor on the UIUC campus. These activities will be carried out in compliance with USNRC’s QA requirements for licensing a research reactor:

1.	Licensing activities:

a.	Lead pre-application engagement with USNRC as described by the Regulatory Engagement Plan
b.	Assist in the preparation of topical technical reports, topical reports, white papers, and other documents supporting licensing activities
c.	Assist SPONSOR’s development of a Preliminary Safety Analysis Report and Environmental Report
d.	Lead NRC engagement through the licensing process including submittal of a Kronos MMR Construction Permit Application
e.	Assist in the satisfactory resolution of all USNRC Requests for Additional Information (RAIs) and audit questions on licensing documents
f.	Assist in site identification and characterization to enable Environmental Assessment activities

2.	Workforce development:

a.	Assist SPONSOR in workforce development
b.	Assist SPONSOR in the design, development, and implementation of initial operator qualification and requalification programs

3.	Design and safety analysis activities:

a.	Provide continuity with past development of the MMR design
b.	Assist SPONSOR in design and analysis activities including reactor modeling and simulation
c.	Assist analysis and planning of Kronos MMR energy production with the University energy supply solutions
d.	Assist SPONSOR with site layout and constructability assessment

4.	Stakeholder engagement and communication activities:

a.	Lead public engagement on the proposed research reactor deployment
b.	Assist SPONSOR activities in furtherance of Kronos MMR success
c.	Assist SPONSOR’s engagement with state and federal agencies

5.	Other related activities that may arise during the development of the project and regulatory engagements.

6.	Meet regularly with SPONSOR virtually to assess progress and support SPONSOR personnel visits to UNIVERSITY to assess progress

Deliverables:

●	The UNIVERSITY will provide monthly progress reports to the SPONSOR detailing work performed in the previous month and planned activities for the next month.

Amendment to Exhibit B: Budget

The budget and period of performance are amended as follows.

Period of performance	1/1/2022- 3/31/2023	4/1/2023- 6/30/2024	3/1/2025- 2/28/2026	3/1/2026- 2/28/2027	Total
Budget	$816,738	$839,575	$863,097	$888,989	$3,408,399
Status	Completed	Completed